UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On August 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Delphi Financial Group, Inc. (the “Company”) granted performance-contingent incentive options to purchase 200,000 shares of the Company’s Class A Common Stock (the “Stock”) to each of Thomas W. Burghart, Senior Vice President and Treasurer of the Company and of the Company’s subsidiary, Reliance Standard Life Insurance Company (“RSL”), Lawrence E. Daurelle, President and Chief Executive Officer of RSL, and the other five members of executive management of RSL, pursuant to the Company’s 2003 Employee Long-Term Incentive and Share Award Plan, as amended. Such options have a ten-year term and an exercise price equal to $24.91 per share.
Pursuant to each of the related award agreements, 100,000 of such options will vest if the aggregate consolidated Adjusted Pre-Tax Operating Income of Reliance Standard Life Insurance Company of Texas, RSL’s intermediate parent company, as defined and computed under such option agreements (“APTOI”), for the four-year performance period consisting of fiscal years 2009 through 2012 (the “Initial Period”) is at least $782.8 million. Otherwise, a reduced number of such options will vest to the extent that the aggregate APTOI for such period exceeds $738.3 million, determined by interpolating between zero and 100,000 according to where the APTOI amount falls in the range between $738.3 million and $782.8 million.
In addition, if the APTOI for the six-year performance period consisting of fiscal years 2009 through 2014 is at least $1.351 billion, 200,000 of such options, less the number of such options having vested for the Initial Period (the “First Period Options”), will vest. Otherwise, a reduced number of such options will vest to the extent that the aggregate APTOI for such period exceeds $1.286 billion, determined by interpolating between zero and 200,000 according to where the APTOI amount falls in the range between $1.286 billion and $1.351 billion and subtracting the number of the First Period Options.
The general form of the award agreement relating to these options is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	General Form of RSL Performance-Contingent Incentive Option Award Agreement
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2009